CIT

 August 2, 2001

Mr. Jim D. Jones
Vice President and Treasurer
LSB Industries, Inc.
16 South Pennsylvania
Oklahoma City, OK 73101

Via Fax # (405) 236-0728
Re: Covenant Violation

Dear Mr. Jones:

    This letter is to inform you that The CIT Group/Equipment Financing, Inc. ("CIT") hereby agrees to waive any covenant violation under that certain Loan and Security Agreement dated October 31, 1994, including any amendments and guaranties thereto, between DSN Corporation, as Borrower, and CIT, as Lender, for the period from April 1, 2002 and December 31, 2002, subject to the following:

  Continued receipt of annual and quarterly financial statements.
  Receipt of $15,000.00 waiver fee.

    If you have any questions, please call me at (770) 551-7892.

Very Truly,

The CIT Group/Equipment Financing, Inc.

By: ______________________________

Herb Ballard, Senior Credit Analyst